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                                                                   [Translation]



                        THE TELECOMMUNICATIONS BASIC LAW
             (Law No. 06823, partially amended on December 26, 2002)


                          CHAPTER 1. GENERAL PROVISIONS


Article 1. Purpose

The purpose of this Law is to contribute to the promotion of public welfare by determining basic matters related to telecommunications in order to allow the telecommunications sector to be efficiently managed and its development fostered.


Article 2. Definition

The definition of terms used in this Law are as follows:

     a) Telecommunications mean a transmission and/or receipt of symbols, documents, voices and pictures through electronic means such as wire, wireless, and optical lines.

     b) Telecommunications facilities mean machines, apparatus, lines and other facilities needed for telecommunication.

     c) Telecommunications circuit facilities mean, among telecommunications facilities, communications circuit infrastructures between transmitting and receiving locations for the purpose of telecommunications activities which consist of transmission/circuit facilities as well as switching facilities and parts to be installed along with the main infrastructures.

     d) Business telecommunications facilities mean those that are provided for telecommunications services.

     e) Personal telecommunications facilities mean those other than business telecommunications facilities, that are set up for a particular individual's personal telecommunications.

     f) Telecommunications machinery and tools indicate equipment, machinery, parts and lines used by telecommunications facilities.

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     g)   Telecommunications services mean either mediation of other parties'
          communications using one's own telecommunications facilities or providing one's own telecommunications facilities for the purpose of other parties' communications.

     h) Telecommunications businesses mean businesses which provide telecommunications services.


Article 3. Management of Telecommunications

Other than those specifically prescribed by this Law or other laws, the Minister of Information and Communication shall manage all matters regarding telecommunications which are not otherwise specifically governed by this or other laws.


Article 4. Government Policies

Matters concerning telecommunications are to be managed by the Minister of Information and Communication, except those set forth under this Law or other related legislation.


Article 5. Establishment of Basic Plan for Telecommunications

(1) The Minister of Information and Communication shall establish and make a public announcement about a basic plan for telecommunications (hereinafter referred to as the "Basic Plan") to promote the growth of the telecommunications sector and information society.

(2) The Basic Plan mentioned in Paragraph (1) shall include the issues in each of the following Items:

     a)   Matters related to efficient use of telecommunications

     b)   Matters related to maintaining order in telecommunications

     c)   Matters related to telecommunications business

     d)   Matters related to telecommunications facilities

     e) Matters related to telecommunications technology development (also includes technologies for telecommunications construction; considered same hereinafter)

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     f)   Other general matters related to telecommunications

(3) In establishing the Basic Plan concerning the matters mentioned in Paragraph (2), Items d) and e), the Minister of Information and Communication shall confer in advance with the heads of related administrative branches.


Article 6. Annual Reports

The government shall submit annual reports on policies and trends of telecommunications development prior to the opening of the regular sessions of the National Assembly.


Article 7. Classification of Telecommunications Service Providers

Based on the Telecommunications Business Law, telecommunications service providers are classified into network service providers, specific service providers and value added service providers.


              CHAPTER 2. TELECOMMUNICATIONS TECHNOLOGY DEVELOPMENT


Article 8. Establishment and Enforcement of Operational Plans for Technology
           Development

(1) The Minister of Information and Communication shall establish and enforce operational plans for telecommunications technology development based on the prescriptions of Article 5, Paragraph (2), Item e).

(2)  The operational plan shall include the issues in each of the following
     Items,

     a) Matters related to research and development of telecommunications technology

     b) Matters related to training and supply-demand system of telecommunications technical experts

     c) Matters related to adopting new telecommunications technology and systems

     d) Matters related to the standardization of telecommunications technology

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     e)   Matters related to the fostering of research institutes or organizations for telecommunications technology

     f) Matters related to international cooperation in telecommunications technology

     g) Other matters related to the development of telecommunications technology


Article 9. Management of Telecommunications Technology

(1) The Minister of Information and Communication shall provide a means to manage and distribute telecommunications technology information systematically and comprehensively for the promotion of telecommunications technology.

(2) The Minister of Information and Communication can make prior notice of new telecommunications technology for the purpose of smooth development of telecommunications technology.


Article 10. Promotion of Research Institutes

(1) The Minister of Information and Communication shall promote and guide telecommunications research institutes or organizations for the promotion of telecommunications.

(2) The Government can provide financial support to the institutes and organizations according to the provisions of Paragraph (1).

(3)  Deleted (on January 28, 2000)

(4) Matters regarding the scope of research institutes and organizations, a means to promote and guide such institutes and organizations, and other necessary matters prescribed in the provision of Paragraph (1), are to be determined pursuant to the Presidential Decree.


Article 11. Designation of Research Topics

(1) The Minister of Information and Communication can designate researchers and select research topics regarding telecommunications technology if needed for the research and development of telecommunications technology.

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(2)  Matters regarding selection of research topics, designation of researchers, and support for research funds prescribed in Paragraph (1) are to be determined pursuant to the Presidential Decree.


Article 12.   Research and Development Investments

The Minister of Information and Communication can, if needed for the promotion of telecommunications technology, require network service providers to invest a specified percentage of total annual sales in research and development for telecommunications high technology or recommend donations to research and development institutes and organizations for common technology and communication methods.


Article 13.   Technology Guidance

(1) The Minister of Information and Communication shall offer technology guidance relating to the standardization of technology, technology training, provision of technology information, and cooperation with international organizations, etc. to businesses manufacturing telecommunications facilities (hereinafter referred to as "telecommunications facilities manufacturers") or information and communication business contractors according to the Information and Communication Business Act, if needed for securing the quality of telecommunications construction and for correctly applying telecommunications methods and standards to telecommunications facilities from the manufacturing stage.

(2) Parties eligible for technology guidance, its contents and other necessary matters are to be determined pursuant to the Presidential Decree.


Article 14.   Deleted (on December 30, 1996)


Article 15.   Deleted (on December 30, 1996)


Article 15-2. Deleted (on January 29, 1999)


                    CHAPTER 3. TELECOMMUNICATIONS FACILITIES

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     Section 1. Commercial Telecommunications Facilities


Article 16. Maintenance and Repair of Telecommunications Facilities

Telecommunications service providers must maintain and repair their telecommunications facilities to meet standards set forth under the Decree of the Ministry of Information and Communication for consistent provision of their telecommunications services.


Article 17. Report and Approval for Installation of Telecommunications
            Facilities

(1) Network service providers must report the installation or alteration of major telecommunications facilities to the Minister of Information and Communication in advance pursuant to the Decree of the Ministry of Information and Communication. However, for the telecommunications facilities to be installed first under the new telecommunications technology and system, network service providers must obtain an approval from the Minister of Information and Communication pursuant to the Decree of the Ministry of Information and Communication.

(2) The Minister of Information and Communication shall determine and make a public notice of the scope of major telecommunications facilities pursuant to the provisions in Paragraph (1).


Article 18. Joint Construction of Telecommunications Facilities

(1) Network service providers may construct and use the telecommunications facilities jointly with any other network service providers. In this case, the network service provider shall consult with the other network service provider in advance.

(2) For the consultation between network service providers in Paragraph (1) above, the Minister of Information and Communication may examine necessary materials in accordance with the Decree of the Ministry of Information and Communication, and provide them to the network service providers.

(3) For the efficient performance of the examination of materials pursuant to Paragraph (2) above, the Minister of Information and Communication may have a professional institution specialized in the telecommunications field to conduct the material examination under the Presidential Decree.

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(4)  In any of the following cases, the Minister of Information and
     Communication may recommend the network service provider set forth in Paragraph (1) to implement joint construction of telecommunications facilities pursuant to the Decree of the Ministry of Information and Communication.

     a) Where the consultation in Paragraph (1) above has failed and the network service provider requests for a recommendation of joint construction; or

     b)   Where it is deemed necessary for the promotion of public interest.

(5) If it is required to use the land or structures owned by the government, a local-government body, a government-invested institution or any other network service provider for the purpose of jointly constructing the telecommunications facilities, but when the relevant parties fail to consult with each other for such purpose, the network service provider may require the cooperation of the Minister of Information and Communication for the use of the relevant land or structure.

(6) Upon receipt of the request in Paragraph(5), the Minister of Information and Communication may request the head of the government agency, a local government body or a government-invested institution or any other network service provider to consult with the relevant network service provider concerning the use of the relevant land or structure. In this case, the head of a government organization, a local government body, or a government invested institution, or any other network service provider shall satisfy the request of consultation without any justifiable reason.


Article 19. Deleted (on December 30, 1996)


     Section 2. Personal Telecommunications Facilities


Article 20. Installation of Personal Telecommunications Facilities

(1) One who wishes to install personal telecommunications facilities shall report it to the Minister of Information and Communication in accordance with the Presidential Decree. The same is required for an alteration of certain important matters designated by the Presidential Decree among the matters which have been reported.

(2) Notwithstanding Paragraph (1), wireless personal telecommunications facilities and military telecommunications facilities, etc. that are prescribed under the provisions of other laws

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     shall be regulated by those provisions.

(3) One who reported the installation of personal telecommunications facilities or reported for alterations therefor under Paragraph (1) above shall obtain confirmation from the Minister of Information and Communication prior to the use of the facilities after completion of the installation works or alteration works as provided for in the Presidential Decree.

(4) Notwithstanding Paragraph (1), the personal telecommunications facilities set forth in the Decree of the Ministry of Information and Communication may be installed without reporting.


Article 21. Restriction on Use for Purposes Other Than Original Intention

(1) A party who installed personal telecommunications facilities must not act as an intermediary between others' communications using his/her facilities or use his/her facilities for purposes other than his/her original intention for installation, excluding case(s) falling under special provisions of other laws or cases falling under any of the following items which are not contrary to the purpose of installation:

     a) In a case where the police or those who engage in the duties of disaster recovery use the facilities for the purpose of maintaining public security or recovering from emergent disasters;

     b) In a case where one who has special business relations with a party who installed the personal telecommunications facilities uses the facilities, as provided for in the notification of the Minister of Information and Communication; or

     c)   Deleted (on January 14, 2002)

(2) One who installed personal telecommunications facilities can provide network service providers with telecommunications facilities such as circuits and lines, etc. in accordance with the Presidential Decree.

(3)  Provisions of Article 33-5, Article 34-6 (excluding paragraph (5) and
     Article 35 of the Telecommunications Business Law shall apply, mutatis mutandis, to the provision of facilities according to Paragraph (2).

(4)  Deleted (on January 14, 2002)

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Article 22. Securing Emergency Communications System

(1) The Minister of Information and Communication can order those who have installed personal telecommunications facilities to operate telecommunications services and other important communications services or to connect relevant facilities to other telecommunications facilities when a war, political upheaval, natural catastrophe, earthquake or other national emergency occurs or is anticipated. In this case, provisions of the Telecommunications Business Law on telecommunications services are applied.

(2) If the Minister of Information and Communication deems it necessary in cases prescribed in Paragraph (1), the Minister can require network service providers to operate those services.

(3) In cases prescribed in Paragraph (1), the government shall bear expenses for service operations or for connection of facilities. However, in cases where personal telecommunications facilities are offered for telecommunications services, network service providers who use those facilities shall bear such expenses.


Article 23. Corrective Orders, etc.

(1) The Minister of Information and Communication may issue an order to correct any violation within a specified period, in the case that those who have installed personal telecommunications facilities violate this Law or orders set forth by this Law.

(2) In the case where any of the followings occurs to those who have installed personal telecommunications facilities, the Minister of Information and Communication may issue an order to suspend its use for a specified period less than a year:

     a) if they have failed to perform the corrective orders as set forth in Paragraph (1);

     b) if they have used the personal telecommunications facilities without obtaining a confirmation in violation of the provisions of Article 20, Paragraph (3); or

     c) if they have acted as an intermediary between communications of others or used personal telecommunications facilities against the purpose of installation, in violation of the provisions of Article 21, Paragraph
          (1).

(3) In the case where personal telecommunications facilities are deemed to obstruct telecommunications of others or to damage telecommunications services of others, the Minister of Information and Communication may issue order to have the one who installed such facilities to suspend use, reconstruct, repair facilities or take other necessary measures.

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Article 24. Imposition of Penalty

(1) If the order of the suspension of use of the personal telecommunications facilities rendered by the Minister of Information and Communication under the provision of Article 23, Paragraph (2) gives material inconvenience to the user of the telecommunications services provided through the personal telecommunications facilities concerned or otherwise threatens to be detrimental to the public interest, the Minister of Information and Communication may impose penalty in the amount of 1 billion Won or less in substitution of such order of suspension.

(2) The type of violation subject to the penalty under the provision of Paragraph (1), the amount of penalty pursuant to the degree of violation and any other necessary matters shall be determined by the Decree of the Ministry of Information and Communication.

(3) If the person who is obligated to pay the penalty under the provision of Paragraph (1) fails to pay such penalty when due, the Minister of Information and Communication shall collect it pursuant to the examples of the disposition of national taxes in arrears.


     Section 3. Technical Standards for Telecommunications Facilities


Article 25. Technical Standards

(1) One who installs and operates telecommunications facilities must meet appropriate technical standards set forth under a decree of the Ministry of Information and Communication.

(2) When network service providers and specific service providers install telecommunications facilities which are determined and publicly notified by the Minister of Information and Communication or expand already installed facilities, they must conduct a test whether the relevant telecommunications facilities meet technical standards set forth under the provision of Paragraph (1) prior to the provision of the telecommunications services, and record and maintain the result of such test.

(3) The installation and maintenance of telecommunications facilities must be administered based on a master plan document.

(4) Necessary matters for executing a master plan document shall be set forth in the decree of

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     the Ministry of Information and Communication.

(5) If it is deemed necessary to confirm that the telecommunications facilities are properly installed and operated in accordance with technical standards, the Ministry of Information and Communication may cause a civil servant to inspect or test such telecommunications facilities.

(6) The civil servant who conducts the inspection or test under provision of Paragraph (5) shall keep any sign of his authority to do so and demonstrate such sign to the relevant parties.


Article 26. Management Provisions

(1) Network service providers must prepare the management provisions of the telecommunications facilities and manage the telecommunications facilities under the provisions for the purpose of stable supply of the telecommunications services.

(2) Matters which must be stated clearly in management provisions according to the provision of Paragraph (1) shall be set forth in the decree of the Ministry of Information and Communication.


Article 27. Correction Order concerning Violation of Technical Standards

In case the installation of telecommunications facilities does not comply with the technical standards in Article 25, the Minister of Information and Communication may order the correction of such violations or other necessary measures.


Article 28. Adoption of New Telecommunications Methods

(1) The Minister of Information and Communication can adopt new telecommunications methods for smooth development of telecommunications.

(2) The Minister of Information and Communication must make a public notice when adopting new telecommunications methods pursuant to Paragraph (1).


Article 29. Drive for Standardization

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(1)  The Minister of Information and Communication shall promote standardization of telecommunications and may recommend it to telecommunications service providers and communications facilities manufacturers for seeking healthy development of telecommunications and consumer welfare. However, in case matters are established by the Korean industrial standards set forth by the Industrial Standardization Law, those standards will prevail.

(2) The Minister of Information and Communication must make a public notice when adopting new standards for telecommunications.

(3) Any matters required to promote standardization of telecommunications as set forth in Paragraph (1) shall be determined pursuant to the Decree of the Ministry of Information and Communication.


Article 30.   Korea Communications Technology Association

(1) The Korea Communications Technology Association (hereinafter referred to as the "Association") can be established for efficient promotion of services related to standardization of telecommunications.

(2)  The Association shall be a juridical person.

(3) The government can donate to the Association within the limits of the national budget if needed for establishment and operation of the Association.

(4) In case where operation of the Association is deemed to have violated laws or regulations or articles of incorporation, the Minister of Information and Communication can order an appointment of new members or an alteration in the articles of incorporation or business plans.

(5) Excluding specific provisions of this Law regarding the Association, provisions of the Civil Code concerning a foundation shall be applied mutatis mutandis.


     Section 4. Integrated Operations of Telecommunications Facilities


Article 30-2. Securing of Conduit Line Facilities

(1) A person who desires to install or construct the facilities set forth in each of the following

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     items (hereinafter referred to as the "Facility Installing Person") shall hear and reflect the opinion of a network service provider concerning the installation of the joint channel structure or conduit line which accommodates the telecommunications facilities, except for the case in which it is extremely difficult to reflect the opinion of the network service provider.

     a)   Road under the provision of Article 2 of the Road Act;

     b) Railroad under the provision of Article 2, Paragraph (1) of the Railroad Act;

     c) Urban railroad under the provision of Article 3, Item a) of the Urban Railroad Act;

     d) Industrial complex under the provision of Article 2, Item e) of the Industrial Sites and Development Act;

     e) A free trade zone under the provision of Article 2, Paragraph (2) of the Law on Designation of Free Trade Zones

     f) Airport area under the provision of Article 2, Item g) of the Aviation Act;

     g) Harbor area under the provision of Article 2, Item d) of the Harbor Act; or

     h)   Any facilities or building sites provided in the Presidential Decrees.

(2) The opinion of network service providers concerning the installation of joint channel structure or conduit line under the provision of Paragraph
     (1) shall comply with the standard of installation of conduit line designated by the Decree of Ministry of Information and Communication.

(3)  Provisions of Article 33-5, Article 34-6 (excluding Paragraph (5) and
     Article 35 of the Telecommunications Business Law shall apply, mutatis mutandis, to the provision of joint channel structure or conduit line installed according to Paragraph (1).

(4) If a Facility Installing Person is unable to reflect the opinion of a network service provider under the provision of Paragraph (1), he/she shall give notice of the reason to the relevant network service provider within thirty (30) days from the date of receipt of the opinion of the network service provider.

(5) If the Facility Installing Person fails to reflect the opinion of a network service provider under the provision of Paragraph (1), the relevant telecommunications service provider

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     may require the Minister of Information and Communication to coordinate this matter.

(6) In the case where the Minister of Information and Communication accepts the request for coordination and seeks to coordinate the matter provided in Paragraph (5), the Minister of Information and Communication shall consult with the head of the competent central administrative agency in advance.

(7) Any necessary matters concerning the coordination in Paragraphs (5) and (6) shall be provided in the Presidential Decree.


Article 30-3. Installation of Communications Facilities for Internal Use

(1) The structure under the provision of Article 2, Item b) of the Construction Act shall be equipped with the telecommunications lines facilities for internal use and shall have a specific area for connecting with telecommunications circuits facilities.

(2) The scope of structure, standard for installation of telecommunication lines facilities and securing of area for connection with telecommunication circuits facilities shall be provided in the Decree of the Ministry of Information and Communication.


Article 30-4. Deleted (on December 26, 2002)


Article 31.   Integrated Operation of Telecommunications Facilities

(1) The Minister of Information and Communication may allow a network service provider selected in accordance with standards and procedures provided by the Presidential Decree (hereinafter referred as "integrated operation service provider") to manage integrated operations of telecommunications facilities installed under this Law or other laws, attached land, buildings and other structures (hereinafter referred to as "telecommunications facilities, etc.") if needed for efficient management and operation of telecommunications facilities.

(2) In case of integrated operation of telecommunications facilities set forth under the provision of Paragraph (1), the Minister of Information and Communication must establish a telecommunications facilities integrated operation plan (hereinafter referred as the "integrated operation plan") and consult with the heads of related administrative branches, and the integrated operation plan must be reviewed by the State Council, and then be approved by the President.

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(3)  The integrated operation plan, set forth by the provision of Paragraph (2), must include the matters in each of the following items:

     a)   Scope, timing, method, and procedure of integration

     b) Matters related to operation of telecommunications facilities following the integration

     c)   Matters set forth under the Presidential Decree

(4) In case the integrated operation plan set forth under Paragraph (2) is to be established, the Minister of Information and Communication must confer in advance with the party that installed telecommunications facilities that are to be integrated.


Article 32. Purchase of Telecommunications Facilities

(1) If necessary for the integrated operation of telecommunications facilities, etc. set forth under the provision of Article 31, Paragraph (1), the integrated operation service provider can request purchase of relevant telecommunications facilities, etc. In this case, owners of relevant telecommunications facilities, etc. may not object without a justifiable cause.

(2) Under Paragraph (1), telecommunications facilities, etc. owned by the state or local governments which the integrated operation service provider requested to purchase can be sold to the integrated operation service provider regardless of the provisions of Article 20 of the National Property Law and Article 82 of the Local Financial Administration Law. In this case, a calculation method for selling price, selling procedure, a payment method for selling price, and other necessary matters regarding the sale will be set forth under the Presidential Decree.

(3) Excluding those nationally or publicly owned facilities which the integrated operation service provider purchases pursuant to Paragraph (1), a calculation method or standards for purchase price of other telecommunications facilities will be determined under the provisions of Paragraph (1) of Article 67, Article 70, Article 71, Articles 74 through 77, Paragraphs (5) through (7) of Article 78 of the Law on Land Acquisition and Loss Compensation for Public Utilities.


         CHAPTER 4. MANAGEMENT OF TELECOMMUNICATIONS MACHINERY AND TOOLS

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Article 33.   Type Approval

(1) One who wishes to manufacture, sell or import telecommunications machinery and tools that were selected by the Minister of Information and Communication after conferring with the heads of related administrative branches must obtain an approval from the Minister of Information and Communication for the type of these machinery and tools. However, the foregoing shall not apply to telecommunications machinery and tools for experiment, research and export purposes or those selected under the Decree of the Ministry of Information and Communication.

(2) The Minister of Information and Communication shall select and publicly notify the scope, method and procedure of a type approval set forth under Paragraph (1).

(3) The Minister of Information and Communication must grant type approval in cases where particular telecommunications machinery and tools meet technical standards for telecommunications machinery and tools set forth under the Decree of the Ministry of Information and Communication.

(4) In cases where a person who acquired a type approval for telecommunications machinery and tools set forth under Paragraph (1) wishes to sell or display those machinery and tools, he/she must make an indication of the type approval as set forth under the Decree of the Ministry of Information and Communication.

(5) In cases where a person who acquired a type approval for telecommunications machinery and tools set forth under Paragraph (1) desires to change any details covered by the type approval, he/she shall report the changes to the Minister of Information and Communication pursuant to the Decree of the Ministry of Information and Communication. Provided, however, that if the changes are related to the technical standards set forth in Paragraph (3) above, such paragraph shall apply mutatis mutandis.

(6) One who wishes to obtain an approval of the type of the machinery and tools concerned according to Paragraph (1) or report changes pursuant to Paragraph (5), shall pay the fees determined by the Decree of the Ministry of Information and Communication.


Article 33-2. Designation of Functional Testing Agencies

(1) In granting type approval under Article 33, the Minister of Information and Communication may direct a testing agency designated by the Minister ("Designated Testing Agency") to perform functional tests.

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(2)  Only a corporate body may be designated as a Designated Testing Agency.

(3) The Minister of Information and Communication may inspect the Designated Testing Agency in accordance with the Decree of the Ministry of Information and Communication.

(4) In a case where the Designated Testing Agency falls under any one of the following items, the Minister of Information and Communication may cancel the designation or suspend all or a part of its testing services within a specified period of time less than one year; provided, however, that the Minister must cancel the designation if the Designated Testing Agency falls under Item a below:

     a)   When designated through fraud or illegitimate means;

     b) When the Designated Testing Agency fails to perform testing services without a justifiable cause;

     c) When testing is imprecisely performed by willful misconduct or gross negligence;

     d) When the Designated Testing Agency refuses, hinders or evades the inspection set forth in Paragraph (3) without a justifiable cause, or the Designated Testing Agency fails to pass the inspection; or

     e)   When violating telecommunications laws and regulations.

(5) One who desires to be designated as a Designated Testing Agency under the provision of Paragraph (1) or one who underwent the inspection as set forth in Paragraph (3) shall pay fees in accordance with the provision of the Decree of the Ministry of Information and Communication.

(6) Matters relating to the designation, management, testing standards and supervision of Designated Testing Agencies shall be set forth in the Decree of the Ministry of Information and Communication.


Article 33-3. Mutual Authorization of Type Approval between Countries

(1) The government may execute an agreement with foreign governments with respect to the type approval of telecommunications machinery and tools.

(2) If the government execute an agreement in accordance with Paragraph (1), it may have

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     the agreement contain the following: Telecommunications machinery and tools acquiring the authentication of foreign government, which is the same as or similar to the type approval under Article 33, shall be deemed to have acquired the type approval under Article 33, or a foreign testing agency shall be designated as the Designated Testing Agency under Paragraph (1),
     Article 33-2.

(3) If an agreement on the mutual authorization of type approval of telecommunications machinery and tools is executed with a foreign government in accordance with Paragraph (1), the Minister of Information and Communication shall notify the contents of such agreement.


Article 34.   Deleted (on January 28, 2000)


Article 34-2. Termination of Type Approval

(1) If a person who acquired a type approval for telecommunications machinery and tools according to the provision of Article 33, Paragraph (1) desires to stop the manufacturing, sale or import of telecommunications machinery and tools, he/she may apply to the Minister of Information and Communication for the termination of the type approval concerned.

(2) Necessary matters relating to the application for the termination of a type approval under Paragraph (1) are to be set forth pursuant to decree of the Ministry of Information and Communication.


Article 35.   Cancellation of Type Approval

(1) The Minister of Information and Communication can cancel a person's type approval, suspend manufacture of relevant products, or take other necessary measures when any one of the following paragraphs applies to a person who acquired a type approval for telecommunications machinery and tools according to the provision of Article 33, Paragraph (1).

     a) Cases where a type approval is acquired through fraud or other illegitimate means;

     b) Cases where particular telecommunications machinery and tools do not meet technical standards under Article 33, Paragraph (3); or

     c)   Cases where an indication of type approval under Article 33, Paragraph
          (4) is not made or cases where a false indication is made.

(2) In case where Item a) or c) of Paragraph (1) applies to a person who acquired a type approval pursuant to Article 33, Paragraph (1) and his/her type approval is canceled, he/she may not apply for the type approval of the telecommunications machinery and tools concerned within the period provided by the Decree of the Ministry of Information and Communication, which shall not exceed six (6) months from the date of cancellation.


Article 36. Post-supervision

(1) No one can sell or display for sale telecommunications machinery and tools that do not obtain a type approval under Article 33, Paragraph (1) or those machinery and tools that do not have an indication of type approval under Paragraph (4) of the same Article. However, the same is not true in cases of telecommunications machinery and tools for experiment or research purposes.

(2) If necessary for confirmation of whether particular telecommunications machinery and tools satisfy the provisions regarding a type approval, the Minister of Information and Communication can have affiliated civil servants investigate or experiment upon telecommunications machinery and tools which are being manufactured, imported or distributed.

(3) The Minister of Information and Communication can give an order of destruction or confiscation of telecommunication machinery and tools that were sold or displayed for sale in violation of the provision in Paragraph
     (1), or give the same order to those who manufactured, imported, sold or displayed for sale those telecommunications machinery and tools which were judged to be inferior goods as a result of an investigation/experiment under Paragraph (2).

(4) Provision of Article 25, Paragraph (6) shall be applied to Paragraph (2) mutatis mutandis.

(5) Necessary matters relating to the procedure and method of investigation or experiment under Paragraph (2) are to be set forth pursuant to decree of the Ministry of Information and Communication.


                      CHAPTER 5. COMMUNICATIONS COMMISSION

Article 37. Establishment and Composition of the Communications Commission

(1) The Communications Commission shall be established under the auspices of the Ministry of Information and Communication in order to review and determine matters related to the organization of the environment of fair competition in telecommunications businesses and the protection of consumer rights in telecommunications services and to arbitrate the disputes between the telecommunications service providers or between the telecommunications service provider and the consumer.

(2) The Communications Commission will consist of no more than 9 members, including a chairman, one of which shall be standing.

(3) The Communications Commission members, including the chairman, shall be appointed or commissioned by the President pursuant to Presidential Decree.

(4) An executive office shall be established under the auspices of the Communications Commission in order to conduct business of the Communications Commission.


Article 38. Qualifications for Commission Members

(1)  Qualifications for Communications Commission members shall be as follows:

     a) One who held or is holding a civil service position of the third-class or higher;

     b) One who held or has held to date a position of a judge, prosecutor or lawyer for fifteen or more years;

     c) One who held or is holding an academic position of assistant professor or higher at a university set forth under the Higher Education Law or at an authorized research institute, or one who held or has held to date an equivalent position for ten or more years after having majored in law, economics, business management, electronics, telecommunications engineering or other telecommunications-related studies at a university;

     d) Representative of a telecommunications-related institute or organization, or one who held to date a position of executive for ten or more years at a telecommunications-related business; or

     e) One who held or has held to date a position related to telecommunications consumer protection for fifteen or more years.

(2) Terms of duty for Commission members who are not civil servants are 3 years, and consecutive terms are also possible.


Article 39. Guarantee of Status of Commission Members

A member of the Communications Commission cannot be dismissed or have his/her nomination revoked against his/her will unless one of the following paragraphs applies:

     a)   In case of being sentenced with imprisonment or more

     b) In case of being incapable of performing his/her duties due to physical or mental incapacity over a long period of time


Article 40. Functions of the Communications Commission

The Communications Commission shall review and determine matters falling under each of the following items pursuant to this Law and other relevant laws and regulations, and conducts arbitration according to the provision of Article 40-2:

     a) Matters related to the provision of telecommunications facilities, joint utilization of subscriber's lines, joint utilization of wireless communications facilities, interconnection, joint use etc. of telecommunications facilities, standards for provision of information, respectively under Paragraph (3) of Article 33-5, Paragraph (2) of
          Article 33-6, Paragraph (3) of Article 33-7, Paragraph (2) of Article 34, Paragraph (2) of Article 34-3, and Paragraph (2) of Article 34-4 of the Telecommunications Business Law;

     b)   Matters related to the approval of standards under the provision of
          Article 34-4, Paragraph (4) of the Telecommunications Business Law;

     c) Matters related to the approval or report of an agreement on provision or joint utilization of telecommunications facilities, interconnection, joint use, etc. or provision of information under
          Article 34-6 of the Telecommunications Business Law;

     d) Matters related to the establishment and amendment of the Telecommunications Signals Administration Plan under the provision of
          Article 36, Paragraphs (1) and (2) of the Telecommunications Business Act;

     e)   Deleted (on December 26, 2002)

     f)   Matters related to the measures on the prohibitive activities under
          Article 37, Paragraph (1) of the Telecommunications Business Law;

     f-2) Matters related to the imposition of penalty surcharge on prohibited acts under Article 37, Paragraph (1) of the Telecommunications Business Law;

     g) Matters necessary for the performance of the prior selection system and for the designation of the prior selection registration center and the method of operations related thereto, etc. under Article 38-3, Paragraph (4) of the Telecommunications Business Law;

     h) Matters related to plans for mobility of telecommunications numbers under Article 38-4, Paragraph (4) of the Telecommunications Business Law;

     i) Matters prescribed by other laws as matters to be reviewed by the Communications Commission; and

     j) Any other matters that the Minister of Information and Communication deems that review by Communications Commission is necessary for the purpose of developing a fair competitive environment in the telecommunications service business and protecting the rights of telecommunications service users;


Article 40-2. Arbitration of Communications Commission

(1) Telecommunications service providers or users may apply to Communications Commission for arbitration, when they fail to or are not able to reach an agreement on the following:

     a) Reimbursement of expenses under Article 33-2 of the Telecommunications Business Law or compensation for damages under Article 46 of the Telecommunications Business Law

     b) Execution of an agreement on providing of telecommunications facilities, joint utilization of wireless communications facilities, interconnection, joint utilization, or provision of information, respectively under Paragraphs (1) and (2) of Article 33-5, Paragraphs
          (1) and (2) of Article 33-7, Paragraph (1) of Article 34, Paragraph
          (1) of Article 34-3 and Paragraph (1) of Article 34-4;

     c) Enforcement of an agreement or the compensation for damages on providing of telecommunications facilities, joint utilization of wireless communications facilities, interconnection, joint utilization, or provision of information, respectively under Paragraphs (1) and (2) of
          Article 33-5, Paragraphs (1) and (2) of Article 33-7, Paragraph (1) of
          Article 34, Paragraph (1) of Article 34-3 and Paragraph (1) of Article 34-4;

     d) Any other disputes in relation to the telecommunications business or matters prescribed in other laws as matter for arbitration by the Communications Commission

(2) If the Communications Commission receives an application for arbitration under Paragraph (1), it shall notify the other party thereof and give it an opportunity to state its opinion within the prescribed period. If the party does not accept such an opportunity without justifiable reason, however, the above shall not be applied.

(3) If the Communications Commission conducts an arbitration according to an application for arbitration as set forth in Paragraph (1), it shall send the parties the arbitration documents without delay.

(4) When the Communications Commission conducts an arbitration and if a lawsuit on the contents of arbitration is not filed within sixty (60) days from the date when the original of arbitration documents is sent to the parties or is withdrawn, an agreement with the same contents as those of arbitration is deemed to be conclusive between parties.

(5) If a party is dissatisfied with the amount to be paid or received by the party, as set forth in the arbitration of the Communications Commission, he/she may claim the increase of such amount through lawsuit within sixty
     (60) days from the date when it receives the arbitration documents.

(6) The lawsuit under Paragraph (5) shall have the other party as the defendant.


Article 40-3 Conciliation of Disputes

If the Communications Commission receives an application for arbitration under
Article 40-2, Paragraph (1) and considers it inappropriate for arbitration or otherwise necessary, it may constitute a subcommission for each dispute and arrange conciliation.


Article 41.   Quorum for Ruling

Rulings of the Communications Commission are made upon approval of the majority of registered members.


Article 42. Exclusion, Refusal or Refrainment of Member

(1) If a member of the Communications Commission falls under any of the following items, he/she shall be excluded from the consultation or ruling for the relevant case:

     a) If a member, his/her spouse or a person who has been his/her spouse becomes a party, a joint holder of right or an obligor in the relevant case;

     b)   If a member is or has been a relative of a party of the relevant case;

     c) If a member or a corporate body for which the member is working, is a consultant or a counselor of the relevant party for legal or managerial matters;

     d) If a member or a corporate body for which the member is working, provides a testimony or an expert opinion; or

     e) If a member or a corporate body for which the member is working, engages or was engaged in the case as an agent of the relevant party.

(2) If there are any circumstances that make it difficult for a member to make a fair consultation or ruling, the party may challenge the eligibility of the member concerned. Such case shall be settled by the ruling of the Communications Commission.

(3) If a member falls under a case set forth in Paragraph (1) or (2), he/she may voluntarily refrain from the consultation or ruling of the relevant case.


Article 43. Inspection and Hearing of Opinion, etc

When deemed necessary to manage the arbitration, the Communications Commission may take any of the following acts upon the petition of the party or at its own authority:

     a)   Requesting a party or a witness to attend, or hearing opinion;

     b)   Requesting an expert to provide his/her opinion;

     c) Requesting submission of documents or goods relating to the disputes, and keeping custody of such submitted documents or goods; or

     d) Causing a civil servant of the Communications Commission to enter the business place of a party or any other place relating to the disputes, to inspect, peruse or copy the relevant documents or goods.


Article 44.   Operation of the Communications Commission

Necessary matters relating to the organization and operation of the Communications Commission, except for those provided in this Law, are to be set forth pursuant to the Presidential Decree.


Article 44-2. Information and Telecommunications Policy Review Committee

(1) The Information and Telecommunications Policy Review Committee shall be established under the auspices of the Ministry of Information and Communication in order to review the following major policies with respect to telecommunications:

     a)   Basic plan on telecommunications under Article 5

     b)   Technology promotion enforcement plan under Article 5

     c) Approval on the basic telecommunications business under Article 5, Paragraph (1) of the Telecommunications Business Law

     d)   Major policies related to the information and communication industry

     e) Other matters considered by the Minister of Information and Communication to be reviewed by the Information and Telecommunications Policy Review Committee

(2) Necessary matters relating to the organization and operation of Information and Telecommunications Policy Review Committee under Paragraph (1) are to be set forth pursuant to the Presidential Decree.


               CHAPTER 5-2. MANAGEMENT OF COMMUNICATIONS DISASTERS


Article 44-3 Establishment of Basic Plans for Communications Disaster Management

(1) The Minister of Information and Communication shall establish the basic plans for management of communication disasters ("Basic Plan") with regard to telecommunications services of network service providers as determined by the Decree of the Ministry of Information and Communication (hereinafter referred to as "major network service providers"), in order to prevent the occurrence of disasters under the Disaster Management Law, other disasters under the Countermeasures against Natural Disasters Law, or any other physical or functional defects, and to render prompt control and/or recovery of communication disasters. In this case, the Basic Plan shall be deemed the national disaster management plan under Article 12 of the Disaster Management Law and plan for the communication field among the execution plans for prevention of disasters under Article 16 of the Countermeasures against Natural Disasters Law.

(2)  The Basic Plan shall include the following items:

     a) Matters concerning designation and management of telecommunications facilities and their locations, etc., which are subject to high risk of occurrence of communication disasters or which should be continuously managed for the prevention of communications disasters;

     b) Matters necessary for the prevention of communications disasters as set forth below; and

          1.   Establishment of bypass communication paths;
          2. Composition of information system for linked operation of telecommunications line facilities;
          3.   Procurement of goods required for recovery from damages.

     c) Any other matters which are deemed to be necessary for the management of communications disasters.

(3) In establishing the Basic Plan under Paragraph (1) above, the Minister of Information and Communication shall prepare guidelines for the establishment of the Basic Plan and notify them to the major network service providers.

(4) The major network service providers shall prepare plans for management of communication disasters pursuant to the guidelines under Paragraph (3) above, and submit the plans to the Minister of Information and Communication.

(5) The Minister of Information and Communication shall prepare the Basic Plan pursuant to the plans for management of communications disasters submitted by the major network service provider under Paragraph (4), and establish the Basic Plan after review by the Communications Disasters Management Committee under
     Article 44-5.

(6) The Minister of Information and Communication shall notify the relevant major network service provider of matters related to such major network service provider among the Basic Plans determined pursuant to Paragraph (5) above.

(7) Details necessary for establishment of the Basic Plans shall be determined pursuant to the Presidential Decree.

(8) Paragraphs (3) through (7) shall apply mutatis mutandis concerning any changes to the Basic Plans.


Article 44-4 Preparation for Communications Disasters

(1) In case where communication disasters have occurred or are likely to occur, the Minister of Information and Communication may cause network service providers to conduct integrated operation of their telecommunication facilities together with those of other network service providers or owners of private telecommunications facilities, for the purpose of maintaining communications for the area in which the disaster has occurred and carrying out urgent repairs thereof.

(2) In compensating for the actual costs incurred by the integrated operation of telecommunications facilities under Paragraph (1) above, Paragraph (3) of Article 22 shall apply mutatis mutandis.

(3) Any matters necessary for the integrated operation of telecommunications facilities under Paragraph (1) hereof shall be determined pursuant to the Decree of the Ministry of Information and Communication.


Article 44-5 Communications Disaster Management Committee

(1) The Communications Disaster Management Committee shall be established under the auspices of the Ministry of Information and Communication in order to review matters related to communications disaster management.

(2) The Communications Disaster Management Committee shall be made up of not more than fifteen (15) members, including one (1) chairman of the committee.

(3) The Minister of Information and Communication shall take the position of the chairman of the committee, and members of the committee shall consist of those appointed by the chairman, among deputy ministers of central administrative organizations as nominated by the Presidential Decree, or among any of the following:

     a)   Representative of a major network service provider;

     b)   Head of a telecommunications business group; or

     c) A person who is knowledgeable and experienced in communications disaster management.

(4) A working committee shall be established for the efficient operation of the Communications Disaster Management Committee.

(5) Any matters necessary for the constitution or operation of the Communications Disaster Management Committee and its working committee shall be determined pursuant to the Presidential Decree.


Article 44-6 Function of the Communications Disaster Management Committee

The Communications Disaster Management Committee shall review the following items:

     a)   Basic guidelines for communication disaster management;
     b)   Basic plans; and
     c) Any matters concerning major policies proposed by the chairman of the committee in relation to communications disasters.


Article 44-7 Report of Communications Disasters

The major network service provider shall report the status, cause, details of emergency and measures for recovery of the disasters without delay, to the Minister of the Information and Communication, once a communications disaster occurs with regard to its telecommunications services.


Article 44-8 Communications Disaster Response Center

(1) In case where the scope of the communications disaster is so broad that government-level measures are required, the Minister of Information and Communication may establish and operate a Communications Disaster Response Center (hereinafter referred to as the "Response Center").

(2) The Minister of the Information and Communication shall take position of the head of the Response Center.

(3) Any matters necessary for the constitution or operation of the Response Center shall be determined pursuant to the Presidential Decree.

(4) The major network service providers shall report the status of recovery for communications disasters to the Response Center pursuant to the Decree of the Ministry of Information and Communication.


                         CHAPTER 6. SUPPLEMENTARY RULES


Article 45.   Reports or Inspections

(1) When provided by the Decree of the Ministry of Information and Communication, the Minister of Information and Communication may require one who installed telecommunications facilities to make a report on those facilities or have affiliated civil servants inspect conditions of facilities, books or documents by visiting offices, business premises, manufacturing plants or working premises.

(2) In case there exists a person who installed telecommunications facilities in violation of this Law, the Minister of Information and Communication can order removal of the relevant facilities or take other necessary measures.

(3)  Article 36, Paragraph (4) shall apply to the case described in Paragraph
     (1).


Article 45-2. Hearing

In the case where the Minister of Information and Communication intends to take any of the following measures, he/she must hold a hearing:

     a)   Cancellation of the designation in accordance with the provision of
          Article 33-2, Paragraph (4); or

     b)   Cancellation of type approval in accordance with the provision of
          Article 35, Paragraph (1).


Article 46. Commission or Consignment of Authority

(1) Part of the authority of the Minister of Information and Communication pursuant to this Law can be delegated to the Officer of Communications or the Head of Radio Research Lab according to the provisions set forth under the Presidential Decree.

(2) The Minister of Information and Communication can delegate services described in Article 29 or Article 36, Paragraph (2) to network service providers or the Association according to the provisions set forth under Presidential Decree.


                          CHAPTER 7. PENAL REGULATIONS


Article 47. Penal Regulations

(1) One who unnecessarily carried false communications through telecommunications facilities with the intention of harming public interest will be sentenced with imprisonment of up to 5 years or a fine of up to 50 million won.

(2) One who unnecessarily carried false communications through telecommunications facilities with the intention to benefit oneself/others or with the intention of damaging others will be sentenced with imprisonment of up to 3 years or a fine of up to 30 million won.

(3) If false communications as described in Paragraph (2) are related to telegraphic transfers (money orders), such person(s) will be sentenced with imprisonment of up to 5 years or a fine of up to 50 million won.

(4) When a person who works in telecommunications services commits an activity prescribed in Paragraph (1) or (3), he/she will be sentenced with imprisonment of up to 10 years or a fine of up to 100 million won, and when he/she commits activities prescribed in Paragraph (2), he/she will be sentenced with imprisonment of up to 5 years or a fine of up to 50 million won.

Article 48.   Penal Regulations

One who manufactured, sold or imported telecommunications machinery and tools without obtaining type approval in violation of Article 33, Paragraph (1) will be sentenced with imprisonment of up to 3 years or a fine of up to 30 million won.


Article 48-2. Deleted (on January 16, 2001)


Article 49.   Penal Regulations

One to whom any one of the following items applies will be sentenced with imprisonment of up to 1 year or a fine of up to 10 million won.

     a) One who installed or altered telecommunications facilities without making report under Paragraph (1) of Article 17, or one who installed telecommunications facilities without obtaining an approval pursuant to the proviso clause of the same provision;

     b) One who installed private telecommunications facilities without making a report or a report on changes under Paragraph (1) of Article 20;

     c) One who intermediates other person's communications or operates the facilities in contravention of the purpose of installation, through use of private telecommunications facilities under Article 21, Paragraph (1);

     d) One who violated the order whereby he/she shall conduct the telecommunications services under Article 22, Paragraph (1) or other major telecommunications services, or connect its facilities to other telecommunications facilities;

     e) One who violated an order for suspension of use under Article 23, Paragraph (2) or orders for suspension of use, amendment or repair under Article 23, Paragraph (3);

     f) One who displays telecommunications machinery and tools for the purpose of selling, without obtaining type approval under Article 33, Paragraph (1);

     g) One who violated an order for suspension of production under Article 35, Paragraph (1);

     h) One who violated an order for destruction or removal under Article 36, Paragraph (3);

     i) One who violated an order for removal of telecommunications facilities under Article 45, Paragraph (2);


Article 50. Deleted (on January 28, 2000)


Article 51. Double Penal Provisions

When a representative of a corporate body, a proxy for a corporate body/individual, an employee or a worker for a corporate body/individual commits a violation of Articles 48, 48-2 and 49 regarding the business of that corporate body /individual, not only the person who committed that violation will be punished, but also the corporate body or individual will be sentenced with a fine pursuant to the pertinent Article.


Article 52. Fictitious Civil Servant in Application of Penal Provisions

A Communications Commission member who is not a civil servant, one who conducts functional testing business in accordance with Article 33-2, Paragraph (1) and one who handles an entrusted business pursuant to Paragraph (2) of Article 46 is to be considered a civil servant in application of Articles 129 through 132 under the Criminal Law.


Article 53. Penalties

(1) One to whom any one of the following items applies will be subject to a penalty of up to 10 million won:

     a) One who used personal telecommunications facilities without confirmation in violation of Article 20, Paragraph (3);

     b) One who fails to conduct testing under the provision of Article 25, Paragraph (2) or fails to record or manage the results;

     c) One who refuses, evades or hinders the inspection or test under the provision of Article 25, Paragraph (5);

     d) One who manages the telecommunications facilities without preparing the management provisions under the provision of Article 26, Paragraph
          (1);

     e)   One who violates the order under the provision of Article 27;

     f) One who sells or displays telecommunications machinery and tools for the purpose of selling, without obtaining type approval under Article 33, Paragraph (4) hereof;

     g) One who produces or imports telecommunications machinery and tools which have been determined as defective products as a result of an investigation or test under Article 36, Paragraph (2) hereof, or sells or displays telecommunications machinery and tools for the purpose of selling, while having the knowledge that such facilities were determined as defective products;

     h) One who refuses, evades or hinders the investigation or test under the provision of Article 36, Paragraph (2) hereof;

     i) One who fails to submit the plan for management of communication disasters under Article 44-3, Paragraph (4) hereof;

     j) One who fails to report the communication disasters under Article 44-7 hereof, or reported falsely;

     k) One who fails to make reports on the status of recovery of damages, etc. under Article 44-8, Paragraph (4) hereof, or reported falsely; or

     l) One who fails to make reports under Article 45, Paragraph (1) hereof, or reports falsely;

     m) One who refuses, evades or hinders the inspection under Article 45, Paragraph (1) hereof.

(2) A penalty pursuant to Paragraph (1) is to be levied and collected by the Minister of Information and Communication according to the Presidential Decree.

(3) One who is dissatisfied with the disposition of a penalty pursuant to Paragraph (2) can file an objection to the Minister of Information and Communication within 30 days from the date of notification of the disposition.

(4) When a person subject to a penalty disposition under Paragraph (2) files an objection pursuant to Paragraph (2), the Minister of Information and Communication must notify a competent court immediately, and the notified competent court shall decide on the penalty according to the Non-Litigation Procedure Law.

(5) When a person neither files an objection under Paragraph (3) nor pays the penalty, the penalty will be collected as in the case of a coercive collection of a national tax.


                                     ADDENDA


Article 1. Date of Enforcement

This Law shall be enforced 4 months after the date of promulgation.


Article 2. Interim Measures for Confirmation of Technical Standards Adaptability

One who installed telecommunications circuit facilities and has operated a public telecommunications business at the time of enforcement of this Law must obtain a confirmation from the Minister of Information and Communication in accordance with Article 25, Paragraph (2) concerning previously-installed telecommunications facilities within 1 year from the date of enforcement of this Law.


Article 3. Interim Measures for Management Provisions

One who installed telecommunications circuit facilities and has operated a public telecommunications business at the time of enforcement of this Law must establish management provisions and report them to the Minister of Information and Communication within 1 year from the date of enforcement of this Law.


Article 4. Interim Measures for Type Approval

Telecommunications facilities that acquired type approval under the previous
Article 30, Paragraph (1) will be deemed to have acquired type approval from the Minister of Information and Communication under Article 33, Paragraph (1) and also considered to have acquired a renewal of expiration date under Article 34, Paragraph (1) on the date of enforcement of this

Law.


Article 5. Interim Measures for the Association

1. Korea Communications Technology Association, Incorporated (hereinafter referred as the "Corporation"), established under Article 32 of the Civil Code at the time of enforcement of this Law, can request the necessary approval from the Minister of Information and Communication in order that the Association, which will be established under Article 30 of this Law will be able to inherit all its rights and responsibilities following a decision of its board of trustees.

2.   The Corporation, upon acquiring approval of its request under Paragraph
     (1), will be considered to have been dissolved simultaneously with the establishment of the Association under this Law, regardless of the provisions on dissolution and liquidation of a corporation under the Civil Code.


Article 6. Interim Measures for Approval, etc.

In case an approval, a license, a disposition, an order or a notification enacted under previous provisions at the time of enforcement of this Law, excluding Article 2 and Article 4, has a relevant provision in this Law, it shall be deemed to have been enacted by this Law.


Article 7. Revision of Other Laws

1. Article 5, Paragraph (2), Item d) of the Radio Waves Regulation Law is revised as follows:

     "4. a wireless station which under provides telecommunications services under Article 2, Paragraph (7) under the Telecommunications Basic Law"

2. The Laws on the Expansion of Distribution and Promotion of Use of Computer Networks shall be revised as follows:

     "A manager of a public telecommunications business according to the provision of Article 8, Paragraph (1) under the Telecommunications Basic Law" in Article 8, Paragraph (1) is changed to "a network service Provider under Article 7 of the Telecommunications Basic Law."

3. The Industrial Technology Information Institute Law shall be revised as follows:

     "Article 20, Paragraph (2), Item d)" in Article 7, Paragraph (1), Item b) is changed to "Article 8, Paragraph (2), Item d) of the Telecommunications Basic Law"

4.   The Mail Substitution Act shall be revised as follows:

     "A person managing a public telecommunications business under Article 7 of the Telecommunications Basic Law" in Article 29-2, Paragraph (1), Item c) shall be changed to "a network service provider under Article 7 of the Telecommunications Basic Law."

5. In the case where a provision of the previous Telecommunications Basic Law is quoted in other laws at the time of enforcement of this Law and has a related provision with relevant contents in this Law, the relevant provision in this Law shall be deemed to be quoted in substitution of the provision of the previous law.


                    ADDENDA (Law No. 4528, December 8, 1992)


Article 1. Date of Enforcement

This Law shall be enforced six (6) months after its promulgation.


Articles 2 through 11 Omitted


                      ADDENDA (Law No. 4541, March 6, 1993)


Article 1. Date of Enforcement

This Law shall be enforced as of the date of its promulgation. (The proviso was omitted)


Articles 2 through 5 Omitted


                     ADDENDA (Law No. 4905, January 5, 1995)

Article 1. Date of Enforcement

This Law shall be enforced three (3) months after its promulgation. Provided, that the preparatory acts for enforcement of Article 2, Paragraph (1) of the Addenda may be conducted even prior to the enforcement of this Law.


Article 2. Interim Measures for Korea Electronics and Telecommunications
           Research Institute

(1) In a case where the foundation, namely the Korea Electronics and Telecommunications Research Institute which has been established after acquiring a license from the Minister of Information and Communication in accordance with the provision of Article 32 of the Civil Code, obtains approval for succession of its status from the Minister of Information and Communication after obtaining the Board of Directors' resolution at the time of the enforcement of this Law, the Institute shall be deemed to be Korea Electronics and Telecommunications Research Institute which is established in accordance with the amended provisions of Article 15-2 ("KETRI").

(2) In case, the foundation, Korea Electronics and Telecommunications Research Institute, obtains an approval according to Paragraph (1), KETRI shall immediately register its incorporation. In this case, the foundation, Korea Electronics and Telecommunications Research Institute, shall be deemed to have been dissolved.

(3) In the case of Paragraph (1), all of the properties and rights and obligations of the foundation, Korea Electronics and Telecommunications Research Institute, shall be deemed to be those of KETRI and the name of the foundation, Korea Electronics and Telecommunications Research Institute which is described in the registry regarding the properties and rights and obligations and other public ledger shall be deemed to be that of KETRI.

(4) Value of the properties which are deemed to be that of KETRI in accordance with Paragraph (3), shall be book value as of the preceding day of the date of registration of incorporation according to Paragraph (2).

(5) In the case of Paragraph (1), actions taken by or against the foundation, Korea Electronics and Telecommunications Research Institute, before the enforcement of this Law shall be deemed as actions by or against KETRI in accordance with this Law.

(6) In the case of Paragraph (1), officers and employees of the foundation, Korea Electronics and Telecommunications Research Institute, at the time of the enforcement of this Law shall be deemed to have been elected or appointed as officers and employees of KETRI according to this Law. In this case, the office term of officers shall commence on the point of time when they have been elected as officers of the foundation, Korea Electronics and Telecommunications Research Institute.


Article 3. Interim Measures for Agreements on Provision of Telecommunications
           Facilities

Agreements on provision of telecommunications facilities which has obtained an approval in accordance with Article 18 of the previous Telecommunications Basic Law at the time of the enforcement of this Law shall be deemed to have reported in accordance with the amended provisions of Article 18 of this Law.


Article 4. Interim Measures for Effective Period of Type Approval

Among the telecommunications machinery and tools which has obtained type approval in accordance with Article 33 of the previous Telecommunications Basic Law before the enforcement of this Law, the effective period of those of which effective period does not expire at the time of the enforcement of this Law shall be applied by the amended provision of Article 34. In this case, the effective period shall commence on the date when the type approval concerned has been obtained.


                    ADDENDA (Law No. 5219, December 30, 1996)


Article 1. Date of Enforcement

This Law shall be enforced one (1) month after the date of promulgation.


Article 2. Interim Measures for Korea Electronics and Telecommunications
           Research Institute, etc.

(1) Korea Electronics and Telecommunications Research Institute under the previous provisions at the time of the enforcement of this Law shall be deemed to be KETRI which is established in accordance with the amended provision of Article 15-2.

(2) Korea Communications Technology Association under the previous provision at the time of the enforcement of this Law shall be deemed as the Association which is established in accordance with the amended provision of Article 30.


Article 3. Interim Measures for the Installation of Personal Telecommunications
           Facilities

One who has acquired the approval on the installation of personal telecommunications facilities or alterations thereof in accordance with the previous provisions at the time of enforcement of this Law shall be deemed to have reported in accordance with the amended provision of Article 20, Paragraph
(1).


Article 4. Revision of Other Laws

(1)  The Computer Network Extension and Use Promotion Law is revised as follows:

     "Korea Communications Technology Association" of Article 28 is revised as "Korea Information and Communication Technology Association."


                     ADDENDA (Law No. 5385, August 28, 1997)


Article 1. Date of Enforcement

This Law shall be enforced as of January 1, 1998.


Articles 2 through 8 Omitted


                     ADDENDA (Law No. 5386, August 28, 1997)


Article 1. Date of Enforcement

This Law shall be enforced as of January 1, 1998. (The proviso was omitted)

Articles 2 through 8 Omitted


                    ADDENDA (Law No. 5453, December 13, 1997)


Article 1. Date of Enforcement

This Law shall be enforced as of January 1, 1998. (The proviso was omitted)


Article 2. Omitted


                    ADDENDA (Law No. 5454, December 13, 1997)

This Law shall be enforced as of January 1, 1998. (The proviso was omitted)


                    ADDENDA (Law No. 5733, January 29, 1999)


Article 1. Date of Enforcement

This Law shall be enforced as of the date of its promulgation.


Articles 2 through 11 Omitted


                    ADDENDA (Law No. 6231, January 28, 2000)


Article 1. Date of Enforcement

This Law shall be enforced three (3) months after the date of promulgation.

Articles 2. Interim Measures for Penal Regulations

For any violation before the enforcement of this Law, the penal regulations of the previous law shall apply.


                    ADDENDA (Law No. 6360, January 16, 2001)


Article 1. Date of Enforcement

This Law shall be enforced from July 1, 2001.


Articles 2 through 6 Omitted


                    ADDENDA (Law No. 6602, January 14, 2002)


Article 1. Date of Enforcement

This Law shall be enforced from July 1, 2002.


Article 2. Interim Measures for Penal Regulations

For any violations that were committed before the enforcement of this Law, the penal regulations of the previous law shall apply.


Article 3. Revision of Other Laws

The Telecommunications Business Law shall be revised as follows:


Article 32-3 shall be deleted.

  ADDENDA (Law on Land Acquisition and Loss Compensation for Public Utilities)
                         (Law No.6656, February 4, 2002)


Article 1. Date of Enforcement

This Law shall be enforced from January 1, 2003.


Articles 2 through 10 Omitted


Article 11 Revision of Other Laws

Paragraphs (1) through (49) Omitted

(50) The Telecommunications Basic Law shall be revised as follows:

"Article 4 of the Special Law on Public Property Acquisition and Loss Compensation" shall be replaced by "Paragraphs (1) of Article 67, Article 70,
Article 71, Articles 74 through 77, Paragraphs (5) through (7) of Article 78 of the Law on Land Acquisition and Loss Compensation for Public Utilities" among the provisions of Article 32, Paragraph (3).

Paragraphs (51) through (85) Omitted


Article 12 Omitted


                   ADDENDUM (Law No. 6823, December 26, 2002)

This Law shall be enforced three (3) months after the date of promulgation.